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                                                                   Exhibit 10.90

                          ALFA MUTUAL INSURANCE COMPANY
                       ALFA MUTUAL FIRE INSURANCE COMPANY
                                       AND
                      ALFA MUTUAL GENERAL INSURANCE COMPANY
                           all of Montgomery, Alabama
                   (hereinafter referred to as the "Company")

            COMBINED CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT
                     Originally Effective: December 1, 1989
                        Terms Effective: January 1, 2003

                            REINSURANCE CONFIRMATION

PREAMBLE

It is understood and agreed that the Company participates in a pooling arrangement of all its insurance and reinsurance business, which shall apply prior to the application of this Contract. The word "Alfa" as used herein shall designate the pooled interests and liabilities of the Company, together with Alfa Insurance Corporation and Alfa General Insurance Corporation, both of Montgomery, Alabama, and any other members of the Alfa Insurance Group who may hereafter participate in said pooling arrangement. The total participation of the Company in the interests and liabilities of "Alfa" as set forth herein is 35% (such percentage hereinafter referred to as the "contract percentage").

BUSINESS REINSURED

Business classified as Fire and Allied Lines, Mobile Home, Inland Marine and the property perils of Homeowners, Farmowners and Commercial Multiple Peril (including Businessowners and Church). In force new and renewal business.

TERM

Terms effective January 1, 2003. Originally effective December 1, 1989, as respect losses or occurrences commencing on or after that date. Continuous until terminated.

May be terminated by either party at the end of any calendar quarter by giving 15 days prior notice by certified mail.

In the event a loss occurrence covered hereunder is in progress at the end of any contract year, the entire loss arising out of or caused by the loss occurrence shall be charged to the contract year in which the loss occurrence commenced, subject to the other terms and conditions of this Contract.

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The first "Contract Period" shall be from December 1, 1989 through November 30,
1991. The second "Contract Period" shall be December 1, 1991 through December 31, 1993 and each subsequent 12 month period thereafter shall be a separate "Contract Period." At November 1, 1996, to coincide with the effective date of the revision of the Alfa Group pooling agreement, the "Contract Period" shall be November 1, 1996 through December 31, 1997 and each subsequent 12 month period thereafter shall be a separate "Contract Period".

TERRITORY

USA, its territories or possessions, Puerto Rico, D.C., and extra-territorial limits of the Company's policies.

EXCLUSIONS

See attached.

RETENTION AND LIMIT

COVERAGE A

71.64% of $12,000,000 excess $50,000,000 ultimate net loss arising out of each loss occurrence, not to exceed 71.64% of $12,000,000 in all during any Contract Period.

COVERAGE B

71.64% of $48,000,000 excess $62,000,000 ultimate net loss arising out of each loss occurrence, not to exceed 71.64% of $48,000,000 in all during any Contract Period.

COVERAGE C

31.52% of $60,000,000 excess $110,000,000 ultimate net loss arising out of each loss occurrence, not to exceed 31.52% of $60,000,000 in all during any Contract Period.

In the event of ultimate net loss in excess of $145,000,000 and any recoveries under Coverage G, the Reinsurer shall pay up to its limit set forth above, less 31.52% of any recoveries made by the Company under Coverage G (however, the Reinsurer's limit of liability under Coverage C shall not be reduced to less than 31.52% of $35,000,000 as respects any one loss occurrence or during any one contract period).

COVERAGE D

42.98% of $25,000,000 excess $170,000,000 ultimate net loss arising out of each loss occurrence, not to exceed 42.98% of $25,000,000 in all during any Contract Period.

In the event of ultimate net loss in excess of $170,000,000 and any recoveries under Coverage G, the Reinsurer shall pay up to its limit set forth above, less 42.98% of any recoveries made by the Company under Coverage G in excess of $11,000,000 (however, the Reinsurer's limit of liability

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under Coverage D shall not be reduced to less than 42.98% of $21,000,000 as respects any one loss occurrence or during any one contract period).

COVERAGE E

7.16% of $60,000,000 excess $245,000,000 ultimate net loss arising out of each loss occurrence, not to exceed 7.16% of $60,000,000 in all during any Contract Period.

COVERAGE F

14.71% of $55,000,000 excess $305,000,000 ultimate net loss arising out of each loss occurrence, not to exceed 14.71% of $55,000,000 in all during any Contract Period.

COVERAGE G

71.64% of $15,000,000 excess $13,000,000 ultimate net loss arising out of each loss occurrence, not to exceed 71.64% of $15, 000,000 in all during any Contract Period.

In the event of a loss occurrence exceeding $50,000,000 during the contract year, Coverage G shall not apply for that contract year.

DEFINITIONS

As attached.

PREMIUM

Premium shall be calculated as follows:

Part A Premium

      For the contract period effective November 1, 1996 through December 31, 1997, $15,000,000 including $700,000 Reinsurers expense charge due at November 1, 1996. For each subsequent contract period, $500,000 annual Reinsurers expense charge payable in four equal installments of $125,000 on January 1, April 1, July 1 and October 1 of each contract period.

Part B Premium

      Within 60 days after the end of each calendar quarter this Contract is in force, the Company shall calculate and report to the Reinsurer Part B premium equal to 2.25% if the Internal Segregated Account balance (as specified in Article XI) as of the beginning of the calendar quarter under consideration, but only if said balance is positive.

Part C Premium:

      Within 60 days after the end of each calendar quarter this Contract is in force, the Company shall calculate and report to the Reinsurer Part C premium equal to the product of the

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      following, but only if the Internal Segregated Account balance (as specified in Article XI) as of the beginning of the calendar quarter under consideration is negative:

      1. Said negative balance; times

      2. The greater of (a) or (b) below:

         a. 25% of 165% of the yield for the one-year U.S. Treasury Bills, as quoted in The Wall Street Journal for the last auction date during the quarter; or

         b. 25% of the Prime Rate, as quoted in The Wall Street Journal for the last date available for that month, plus 1%.

The Part A premium reported since the inception of this Contract in accordance with paragraph A above shall be due the Reinsurer, but 95% of the amount reported shall be withheld from payment by the Company in the Internal Segregated Account. The Part A premium reported at the beginning of any calendar quarter in accordance with paragraph A above shall be due the Reinsurer, but:

1. If the Internal Segregated Account balance is zero or positive as of the end of the previous calendar quarter, 95% of the Part A premium shown to be due the Reinsurer shall be withheld from payment by the Company in the Internal Segregated Account.

2. If the Internal Segregated Account balance is negative as of the end of the prior calendar quarter, the positive difference, if any, between (a) 95% of the Part A premium and (b) said negative balance shall be withheld from payment by the Company in the Internal Segregated Account, but whether paid or withheld from payment, 95% of the Part A premium shall be added to the Internal Segregated Account balance.

      The difference between the amount shown to be due the Reinsurer and the amount the Company is authorized to withhold from payment shall be remitted by the Company with its report.

The reinsurance premium reported at the end of any calendar quarter in accordance with paragraphs above shall be due the Reinsurer, but:

1. If the Internal Segregated Account balance is positive as of the end of the calendar quarter under consideration, any Part B premium shown to be due the Reinsurer for that quarter shall be withheld from payment by the Company in the Internal Segregated Account;

2. If the Internal Segregated Account balance is negative as of the end of the calendar quarter under consideration, the positive difference, if any, between (a) the sum of any Part B premium and (b) said negative balance shall be withheld from payment by the Company in the Internal Segregated Account, but whether paid or withheld from payment, the total Part B premium shall be added to the Internal Segregated Account balance.

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      The difference between the amount shown to be due the Reinsurer and the amount the Company is authorized to withhold from payment shall be remitted by the Company with its report.

OTHER PROVISIONS

Loss Notices & Settlements
Internal Segregated Account
Security Trust Fund
Salvage and Subrogation
Commutation
Offset
Access to Records
Net Retained Lines
Errors and Omissions (BRMA 14F)
Taxes
Insolvency
Arbitration
Service of Suit (BRMA 49C)
Unauthorized Reinsurers (Evergreen LOC for outstanding losses/LAE and IBNR) Agency Agreement
Benfield Blanch Intermediary

BROKERAGE

20% of reinsurance margin.

Projected Balance at December 31, 2003 is $70,974,375.

AGREED TO BY:      /S/ EDWARD F. TORRES
                       ---------------------
                       NAME: EDWARD TORRES
                       DATE: JUNE 10, 2003

             REINSURER: PLATINUM UNDERWRITERS REINSURANCE, INC.
             LINE: 50%

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                                   EXCLUSIONS

       1. All excess of loss reinsurance assumed by Alfa except as respects reinsurance assumed by any of the companies reinsured hereunder from any member of Alfa Insurance Group.

       2. Reinsurance assumed by Alfa under obligatory reinsurance agreements, except as respects reinsurance assumed by any of the companies reinsured hereunder from any member of Alfa Insurance Group.

       3.   Financial guarantee and insolvency.

       4.   Third party liability and medical payments business.

       5. All Accident and Health, Fidelity and Surety, Life and Boiler and Machinery business.

       6.   All Ocean Marine business.

       7. All Inland Marine business (except Farm Floater policies and the Inland Marine portion of Homeowners policies).

       8.   All aviation, aerospace and satellite business.

       9.   All insurances on growing, standing or drying crops.

      10.   All Glass business

      11.   Mobile Home Dealers Open Lot business.

      12 Difference in Conditions insurances and similar kinds of insurances, however styled, insofar as they may provide coverage for losses from the following causes:

            a. Flood, surface water, waves, tidal water or tidal waves, overflow of streams or other bodies of water or spray from any of the foregoing, all whether wind-driven or not, except when covering property in transit; or

            b. Earthquake, landslide, subsidence or other earth movement or volcanic eruption, except when covering property in transit.

      13. Mortgage Impairment insurances and similar kinds of insurances, however styled.

      14. Nuclear risks as defined in the "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance" attached to and forming part of this Contract.

      15. Risks excluded under the provisions of the "Total Insured Value Exclusion Clause" attached to and forming part of this Contract.

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      16.   Loss or damage caused by or resulting from war, invasion,
            hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.

      17. Liability as a member, subscriber or reinsurer of any Pool, Syndicate or Association; and any combination of insurers or reinsurers formed for the purpose of covering specific perils, specific classes of business or for the purpose of insuring risks located in specific geographical areas; but this exclusion shall not apply to Georgia FAIR Plans or to Coastal Pools, Beach Plans or similar plans, however styled, established in the states of Alabama or Mississippi. It is understood and agreed, however, that this reinsurance does not include any increase in liability to Alfa resulting from (a) the inability of any other participant in a FAIR Plan, Coastal pool, Beach Plan or similar plan to meet its liability, or (b) any claim against such a FAIR Plan, Coastal Pool, Beach Plan or similar plan, or any participant therein, including Alfa, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund. It is understood that this exclusion shall not apply to the intercompany pooling arrangement referred to in the Preamble of this Contract.

      18. All liability of Alfa arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by Alfa of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

      19. Pollution and seepage coverages excluded under the provisions of the "Pollution and Seepage Exclusion Clause" attached to and forming part of this Contract.

      20. Notwithstanding any provision to the contrary within this Contract or any endorsement thereto, it is agreed that this Contract excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from or arising out of or in connection with any "act of terrorism" as defined in the Terrorism Risk Insurance Act of 2002 (the "Act"), regardless of any other cause or event contributing concurrently or in any sequence to the loss.

            Notwithstanding the above and subject otherwise to the terms, conditions and limitations of this Contract, this Contract will pay actual loss or damage (but not related cost or expense) caused by any act of terrorism which does not meet the definition of "act of terrorism" set forth in the Act or meets the definition of "act of terrorism" as set forth in the Act but results in loss under a policy that is not included in "property and casualty insurance" as defined in the Act, provided, in either case, (1) such loss or damage occurs in a line of insurance otherwise covered by this Contract, and (2) in no

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            event will this Contract provide coverage for loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, or nuclear explosion, pollution, contamination and/or fire following thereon.

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                                   DEFINITIONS

A. The term `ultimate net loss' as used herein is defined as the sum or sums (including 100% of Alfa's loss in excess of policy limits and 100% of Alfa's extra contractual obligations, as defined below) which Alfa actually pays or is held liable to pay to claimants in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deducting all salvages and recoveries, including recoveries and all claims on other reinsurance (whether recoverable or not). `Ultimate net loss' shall include expenses of litigation, interest on judgments and all other loss adjustment expenses, regardless of how such expenses are classified for statutory reporting purposes (except office expenses and salaries of regular employees of Alfa, other than salaries and expenses of salaried adjusters allocable to the settlement of losses subject to this Contract). Nothing herein shall be construed to mean that losses under this Contract are not recoverable until Alfa's ultimate net loss has been ascertained. All salvages, recoveries or payments recovered or received subsequent to a loss settlement under this Contract shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

B. `Loss in excess of policy limits' and `extra contractual obligations' as used herein shall be defined as follows:

      1. The term `loss in excess of policy limits' shall mean any amount paid or payable by Alfa in excess of its policy limits, but otherwise within the terms of its policy, as a result of an action against it by its insured or its insured assignee to recover damages the insured is legally obligated to pay because of Alfa's alleged or actual negligence or bad faith in rejecting a settlement within policy limits, or in discharging its duty to prepare the defense in the trial of an action against its insured, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action.

      2. The term `extra contractual obligations' as used herein shall mean any amount Alfa pays or is held liable to pay in connection with a claim under a policy subject to this Contract as the result of a claim or suit against it by its policyholder or any other party with an insurable interest in the policy involved, which claim or suit alleges negligence or bad faith on the part of Alfa or the Company, as applicable, in handling a claim under the policy or in any of its negotiations with the policyholder or other party in connection with such claim. An extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy, or, if no loss under the policy is alleged, on the date of the first act or omission out of which the allegations of negligence or bad faith arose.

      However, this paragraph shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of Alfa or the Company, as applicable, acting individually or collectively or in collusion with any

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      individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder."

C. The term "loss occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the Untied States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "loss occurrence" shall be limited to all individual losses sustained by Alfa occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term "loss occurrence" shall be further defined as follows:

      1. As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by Alfa occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

      2. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by Alfa occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period.

      3. As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to above) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period 168 consecutive hours may be included in the "loss occurrence."

      4. As regards "freeze," only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting frozen pipes and tanks and melting snow) may be included in the "loss occurrence."

            Except for those "loss occurrences" referred to in subparagraphs 1 and 2 above, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by Alfa arising out of that disaster, accident or loss, and provided that only one such period of 168 consecutive hours shall apply with respect one event.

            However, as respects those "loss occurrences" referred to in subparagraphs 1 and 2 above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more "loss occurrences," provided that no two periods overlap and no individual loss is included in more than one such period, and provided that no period

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            commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by Alfa arising out of that disaster, accident or loss.

            It is understood that losses arising from a combination of two or more perils as a result of the same event shall be considered as having arisen from one loss occurrence. Notwithstanding the foregoing, the hourly limitations stated above shall not be exceeded as respects applicable perils and no single loss occurrence shall encompass a time period greater than 168 consecutive hours.

Losses arising from the date change to the year 2000, or any other date change, including leap year calculations shall not in and of itself be regarded as a "loss occurrence" for purpose of this reinsurance.

      1. This includes any loss, damage, cost, claim or expense, whether preventative, remedial or otherwise, directly or indirectly arising out of or relating to:

            a) the calculation, comparison, differentiation, sequencing or processing of data involving the date change to the year 2000, or any other date change, including leap year calculations, by any computer system, hardware, program or software and/or any microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the insured or not, or:

            b) any change, alteration or modification involving the date change to the year 2000 or any other date change, including leap year calculations, to any such computer system, hardware, program or software or any microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the insured or not.

      This clause applies regardless of any other cause or event that contributes concurrently or in any sequence to the loss, damage, cost claim or expense.

      However, this section shall not apply in respect of physical damage occurring at the insured's premises arising out of the perils covered under this contract.

      2. Notwithstanding Section 1 above, this reinsurance does not cover any costs and expenses whether preventative, remedial or otherwise, arising out of or relating to change, alteration or modification of any computer system, hardware, program or software or any microchip, integrated circuit or similar device in computer or non-computer equipment, whether the property of the insured or not.

D. "Net written premium" as used herein is defined as a gross written premium of the Company for the classes of business reinsured hereunder, less cancellations and return premiums, and less premiums ceded for reinsurance which inures to the benefit of this Contract. For purposes of calculating net written premium, 65% of total policy premium as respects Homeowners and Farmowners business, and 80% of total policy premium as respects Businessowners and Church business, shall be considered subject premium.

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E.    "Contract period" as used herein shall mean the period from January 1,
      1996 through October 31, 1996, the period from November 1, 1996 through December 31, 1997 and each respective 12-month period thereafter that this Contract continues in force shall be a separate "contract period." In the event that this Contract is terminated, the final contract period hereunder shall be from the beginning of the then current contract period through the effective date of termination.

LOSS NOTICES AND SETTLEMENTS

A. Whenever losses sustained by Alfa appear likely to result in a claim hereunder, the Company shall notify the Reinsurer.

B. Within 60 days after the end of each calendar quarter, the Company shall provide a report to the Reinsurer setting forth the Reinsurer's share of losses paid during the quarter and losses outstanding as of the end of the quarter. The amount of paid loss shown to be due from the Reinsurer shall be paid by the Reinsurer within 60 days after the end of the calendar quarter under consideration, it being agreed that losses due from the Reinsurer shall first be offset against the positive Internal Segregated Account balance and shall be deemed paid by the Reinsurer to the extent of such offset. However, to the extent the Internal Segregated Account balance is insufficient to fully offset the amounts due from the Reinsurer, the Reinsurer shall pay the Company any remaining balance within 60 days after the end of the calendar quarter under consideration.

C. All loss settlements made by Alfa shall be binding on the Reinsurer, it being agreed, however, that the Reinsurer shall have the right to participate in the adjustment of losses subject to this Contract at its own expense.

SALVAGE AND SUBROGATION

The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by Alfa, less the actual cost, excluding salaries of officials and employees of Alfa and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

COMMUTATION

A. The Company may require the Reinsurer to commute losses at the end of any calendar year, but only if the Internal Segregated Account balance is not negative after the losses have been commuted. The Company shall determine the value of the losses to be commuted, and payment thereof by the Reinsurer shall constitute a full and final settlement of all known losses, it being agreed that the amount due from the Reinsurer shall be offset against the Internal Segregated Account balance.

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B.    Upon termination of this Contract, all losses outstanding as of that date shall be commuted. The Company shall determine the value of the losses to be commuted, and payment thereof by the Reinsurer shall constitute a full and final settlement of all losses hereunder (whether known or unknown), it being agreed that the amount due from the Reinsurer shall be offset against the positive Internal Segregated Account balance as of the effective date of termination. However, to the extent the Internal Segregated Account balance is insufficient to fully offset the amount due from the Reinsurer, the Reinsurer shall pay the Company the remaining balance.

INTERNAL SEGREGATED ACCOUNT

A. The Company shall establish and maintain an Internal Segregated Account, the balance of which shall be equal to the following:

      1. Part A premium and Reinsurer Expense Charge withheld by the Company, calculated in accordance with paragraphs A and E of the Premium Article; plus

      2. Cumulative Part B premium, calculated in accordance with paragraphs B and F of the Premium Article; plus

      3. The amount, if any, calculated in accordance with paragraph F of the Premium Article; less

      4. The Reinsurer's losses paid from the effective date of this Contract.

B. For the purposes of premium calculations under the provisions of Article X and the Profit Sharing calculations under the provisions of the Profit Sharing Article, deposits to and withdrawals from the Internal Segregated Account shall be deemed to have been made at the end of the calendar quarter for which each debit and/or credit is reported, regardless of when payment is actually due or made.

C. As a condition of this Contract, the Company shall maintain, for the benefit of the Reinsurer, the security fund established in accordance with the Security Fund Agreement, effective December 1, 1989. The Company shall maintain on deposit in such security fund securities with market value equal to or in excess of the positive balance of the Internal Segregated Account referred to in paragraph A.

OFFSET

The Company or the Reinsurer shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Contract. However, in the event of the insolvency of any party hereto, offset shall only be allowed in accordance with the statutes and/or regulations of the state having jurisdiction over the insolvency.

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ACCESS TO RECORDS

The Reinsurer, by its duly appointed representatives, shall have the right at any reasonable time to examine all papers in the possession of the Company referring to business effected hereunder.

NET RETAINED LIABILITY

This Contract shall apply only to that portion of any insurance or reinsurance Alfa retains net for its own account, and in calculating the amount of any loss hereunder and the amount in excess of which this Contract attaches, only loss or losses with respect to that portion of any insurance or reinsurance Alfa retains net for its own account shall be included. It is understood and agreed, however, that the Reinsurer's liability hereunder with respect to any loss or losses shall not be increased by reason of the inability of Alfa to collect from any other reinsurers, whether specific or general, any amounts which may be due from them, whether such inability arises from the insolvency of such other reinsurers or otherwise.

TAXES

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

INSOLVENCY

      A. In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

      B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance

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            with the terms of this Contract as though such expense had been incurred by the company.

      C. It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.

ARBITRATION

A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd's London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B. Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

D. Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office.

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UNAUTHORIZED REINSURERS

      A. If the Reinsurer is unauthorized in any state of the United States of America or the District of Columbia, the Reinsurer agrees to fund its share of the Company's ceded outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) by:

            1. Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

            2.    Escrow accounts for the benefit of the Company; and/or

            3.    Cash advances;

            if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

      B. With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an `evergreen clause,' which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

            1. To reimburse itself for the Reinsurer's share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

            2. To reimburse itself for the Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

            3. To fund a cash account in an amount equal to the Reinsurer's share of any ceded outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

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            4.    To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's ceded outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves), if so requested by the Reinsurer.

            In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1) or B(3), or in the case of B(2), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

AGENCY AGREEMENT

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

INTERMEDIARY

Benfield Blanch, 3600 West 80th Street, Minneapolis, Minnesota 55431, is hereby recognized as the intermediary by whom this Contract was negotiated and through whom all communications relating hereto (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvage and loss settlements) shall be transmitted to both parties. It is understood, as regards remittances due either party hereunder, that payment by the Company to Benfield Blanch shall constitute payment to the Reinsurer, but payment by the Reinsurer to Benfield Blanch shall only constitute payment to the Company to the extent such payments are actually received by the Company.

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